EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-123274, 333-113100, 333-132346, 333-140391 and 333-140392 on Form S-8 of our reports dated February 28, 2007, relating to the consolidated financial statements of Atheros Communications, Inc. and subsidiaries (collectively, the “Company”) and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

February 28, 2007